Exhibit 4.2

FELCOR ESCROW HOLDINGS, L.L.C.,
FELCOR LODGING LIMITED PARTNERSHIP,
FELCOR LODGING TRUST INCORPORATED
FELCOR/ST. PAUL HOLDINGS, L.P.
FELCOR/CSS HOLDINGS, L.P.
FELCOR HOTEL ASSET COMPANY, L.L.C.
FELCOR LODGING HOLDING COMPANY, L.L.C.
FELCOR CANADA CO.
FELCOR TRS HOLDINGS, L.L.C.
FELCOR TRS BORROWER 1, L.P.
FELCOR TRS BORROWER 4, L.L.C.,
as Guarantors,
FELCOR HOLDINGS TRUST
as Pledgor
AND
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

Second Supplemental Indenture

Dated as of October 13, 2009

Supplemental Indenture to the Indenture
dated as of October 1, 2009
with respect to the
10% Senior Secured Notes due 2014

Second Supplemental Indenture (this “Second Supplemental Indenture”), dated as of October 13, 2009 among FelCor Escrow Holdings, L.L.C., a Delaware limited liability company, (“Escrow Subsidiary”), FelCor Lodging Trust Incorporated, a Maryland corporation (“FelCor”), FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company, FelCor Lodging Holding Company, L.L.C., a Delaware limited liability company, FelCor Canada Co., a Nova Scotia unlimited liability company, FelCor TRS Borrower 4, L.L.C., a Delaware limited liability company, FelCor/CSS Holdings, L.P., a Delaware limited partnership, FelCor/St. Paul Holdings, L.P., a Delaware limited partnership, FelCor TRS Holdings, L.L.C., a Delaware limited liability company, FelCor TRS Borrower 1, L.P., a Delaware limited partnership (each a “New Guarantor” and collectively with FelCor, the “New Guarantors”), FelCor Lodging Limited Partnership, a Delaware limited partnership (“FelCor LP”), FelCor Holdings Trust, a Massachusetts business trust as a pledgor (“FelCor Holdings Trust”), and U.S. Bank National Association, as trustee and collateral agent under the indenture referred to below (in such capacities, the “Trustee” and the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, Escrow Subsidiary executed and delivered to the Trustee an indenture dated as of October 1, 2009 (as amended and supplemented by the first supplemental indenture to the Indenture dated as of October 12, 2009, and as further amended, supplemented or otherwise modified, the “Indenture”), pursuant to which Escrow Subsidiary issued and has outstanding $636,000,000 aggregate principal amount of 10% Senior Secured Notes due 2014 (the “Notes”);

WHEREAS, pursuant to the terms of the Escrow Agreement dated as of October 1, 2009 among FelCor LP, FelCor, Escrow Subsidiary, the Trustee and the Escrow Agent  (the “Escrow Agreement”), Escrow Subsidiary, FelCor LP, FelCor and other New Guarantors are executing and delivering a supplemental indenture to the Indenture providing for (a) the assumption of all rights and obligations of Escrow Subsidiary under the Indenture by FelCor LP and (b) a Guarantee by each of FelCor and such New Guarantors; and

WHEREAS, Section 9.01 of the Indenture provides that a supplemental indenture may be entered into by Escrow Subsidiary, FelCor, FelCor LP, FelCor Holdings Trust and the Subsidiary Guarantors to secure the Notes without notice to or the consent of any Holder.

WHEREAS, the date of this Second Supplemental Indenture shall be deemed the “date of the Assumption” as such term is used in the Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Escrow Subsidiary, FelCor, FelCor LP, each Subsidiary Guarantor, FelCor Holdings Trust and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1. Definitions.  For all purposes of the Indenture and this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture and this Second Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

(b)           capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings assigned to them in the Indenture.

SECTION 2. Addition of New Guarantors.  The New Guarantors hereby execute this Second Supplemental Indenture as a supplemental indenture to the Indenture for the purpose of providing a guarantee of the Notes and of certain of FelCor LP’s obligations under the Indenture as set forth therein and agree to assume and be subject to all of the terms, conditions, waivers and covenants applicable to a Guarantor under the Indenture, including without limitation, those set forth in Article XI thereof.  Upon its execution hereof, each New Guarantor hereby acknowledges that it shall be a Subsidiary Guarantor for all purposes as defined and as set forth in the Indenture, effective as of the date of the Indenture.  Further, each New Guarantor hereby waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against FelCor LP, FelCor or any other Restricted Subsidiary as a result of any payment by such Guarantor under its Guarantee.
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SECTION 3. Addition of New Pledgor.  FelCor Holdings Trust hereby executes this Second Supplemental Indenture as a supplemental indenture to the Indenture for the purpose of providing a pledge of Collateral under the Indenture as set forth therein and agrees to assume and be subject to all of the terms, conditions, waivers and covenants applicable to a Pledgor under the Indenture, including without limitation, those set forth in Article XII thereof.  Upon its execution hereof, FelCor Holdings Trust hereby acknowledges that it shall be a Pledgor for all purposes as defined and as set forth in the Indenture, effective as of the date of the Indenture.

SECTION 4. Mandatory Exchange of Global Notes.  On the date of the Assumption, the beneficial interests in the Global Notes representing the Notes issued on October 1, 2009 shall be automatically exchanged for beneficial interests in the U.S. Global Notes and the Offshore Global Notes, as applicable, substantially in the form of Exhibit A hereto.

SECTION 5. Restrictive Legends.  From and after the date of the Assumption, unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the U.S. Global Notes, Temporary Offshore Global Notes and each U.S. Physical Note shall bear the following legend on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES, AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
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Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO FELCOR LP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT  NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH  SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

Each Global Note, whether or not an Exchange Note, shall also include the following legend if such Note is issued with more than de minimis original issue discount for United States federal income tax purposes:

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE.  A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO FELCOR LP AT THE FOLLOWING ADDRESS:  545 EAST JOHN CARPENTER FREEWAY, SUITE 1300, IRVING, TEXAS  75062  ATTENTION:  GENERAL COUNSEL.

SECTION 6. Exhibits.  On the Date of the Assumption, Exhibits A, B, C and D to the Indenture shall be superseded in their entirety by Exhibits A, B, C and D hereto.

SECTION 7. Assumption of Rights and Obligations of Escrow Subsidiary.  FelCor LP hereby assumes all of the rights and obligations of Escrow Subsidiary under the Indenture and the Notes and confirms and acknowledges the concurrent release and discharge of Escrow Subsidiary from all such rights and obligations.  Escrow Subsidiary will be automatically released of all rights and obligations under the Indenture and the Notes upon effectiveness of this Second Supplemental Indenture.

SECTION 8. NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
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SECTION 9. The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Escrow Subsidiary, Fe1Cor, FelCor LP, the Subsidiary Guarantors and FelCor Holdings Trust.

SECTION 10. Successors and Assigns.  All agreements of Escrow Subsidiary, FelCor, FelCor LP, the Subsidiary Guarantors and FelCor Holdings Trust in this Second Supplemental Indenture shall bind their respective successors and assigns.  All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

SECTION 11. Separability.  In case any provision of this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12. Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 13. Counterparts.  The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership

By:	FELCOR LODGING TRUST INCORPORATED, as general partner

By:	/s/ Andrew J. Welch
Name: Andrew J. Welch
Title: Executive Vice President and Chief Financial Officer

FELCOR LODGING TRUST INCORPORATED, a Maryland corporation

By:	/s/ Jonathan H. Yellen
Name: Jonathan H. Yellen
Title: Executive Vice President, General Counsel and Secretary

FELCOR ESCROW HOLDINGS, L.L.C.

By:	/s/ Andrew J. Welch
Name: Andrew J. Welch
Title: Executive Vice President, General Counsel and Secretary

FELCOR/ST. PAUL HOLDINGS, L.P., a Delaware limited partnership
By:	FELCOR/CSS HOTELS, L.L.C., a Delaware limited liability company, its general Partner

FELCOR/CSS HOLDINGS, L.P., a Delaware limited partnership
By:	FELCOR/CSS HOTELS, L.L.C., a Delaware limited liability company, its general Partner

FELCOR HOTEL ASSET COMPANY, L.L.C., a Delaware limited liability company

FELCOR LODGING HOLDING COMPANY, L.L.C., a Delaware limited liability company

FELCOR CANADA CO., a Nova Scotia unlimited liability company

FELCOR TRS HOLDINGS, L.L.C., a Delaware limited liability company

FELCOR TRS BORROWER 1, L.P., a Delaware limited partnership
By:	FELCOR TRS BORROWER GP 1, L.L.C., a Delaware limited liability company, its general Partner

FELCOR TRS BORROWER 4, L.L.C., a Delaware limited liability company

By:	/s/ Jonathan H. Yellen
Name: Jonathan H. Yellen
Title: Executive Vice President, General Counsel and Secretary

FELCOR HOLDINGS TRUST, a Massachusetts business trust

By:	/s/ Lester Johnson
Name: Lester Johnson
Title: Trustee

By:	/s/ Larry Mundy
Name: Larry Mundy
Title: Trustee

U.S. BANK NATIONAL ASSOCIATION, as Trustee

/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

EXHIBIT A

[FACE OF NOTE]

10% Senior Secured Note due 2014

CUSIP No. ___________

No. $__________

FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership (“FelCor LP,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & Co., or its registered assigns, the principal sum of _____________ ($______________), [or such greater or lesser principal amount as may from time to time be reflected on the books and records of the Registrar (but in no event may such amount exceed the aggregate principal amount of Notes authenticated pursuant to Section 2.02 of the Indenture referred to below and then outstanding pursuant to Section 2.08 of the Indenture)]1 on October 1, 2014.

Interest Payment Dates:  April 1 and October 1, commencing April 1, 2010.

Regular Record Dates:  March 15 and September 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

1	Use if Global Note

IN WITNESS WHEREOF, FelCor LP has caused this Note to be signed manually or by facsimile by its duly authorized officers.

FELCOR LODGING LIMITED PARTNERSHIP

By:          FelCor Lodging Trust Incorporated,
General Partner

By:

Name:

Title:

By:

Name:

Title:

(Trustee’s Certificate of Authentication)

This is one of the 10% Senior Secured Notes due 2014 described in the within-mentioned Indenture.

Date:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory

[REVERSE SIDE OF NOTE]

FELCOR LODGING LIMITED PARTNERSHIP

10% Senior Secured Note due 2014

1.           Principal and Interest.

FelCor LP will pay the principal of this Note on October 1, 2014.

Interest on the Notes will be payable semi-annually in cash on each April 1 and October 1 commencing on April 1, 2010 (each, an “Interest Payment Date”), to the Holders of record of the Notes at the close of business on March 15 and September 15 immediately preceding the applicable Interest Payment Date.

If an exchange offer registered under the Securities Act is not consummated and a shelf registration statement under the Securities Act with respect to resales of the Notes is not declared effective by the Commission on or before March 30, 2010 in accordance with the terms of the Registration Rights Agreement, interest due on the Notes will accrue at an annual rate of 0.5% (“Additional Interest”) plus the interest rate specified on the face hereof until the exchange offer is consummated or the shelf registration statement is declared effective.  The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date.

This Note will bear interest at a rate of 10% per annum.

FelCor LP shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.

2.           Method of Payment.

FelCor LP will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each April 1 and October 1 to the persons who are Holders (as reflected in the Note Register at the close of business on such March 15 and September 15 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, FelCor LP will make payment to the Holder that surrenders this Note to a Paying Agent on or after October 1, 2014.

FelCor LP will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of FelCor LP and payment of interest may be made by check mailed to the Holders at their addresses set forth in the Note Register, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on all Global Notes.  If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.           Paying Agent and Registrar.

Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar.  FelCor LP may change any authenticating agent, Paying Agent or Registrar without notice.  FelCor LP, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.           Indenture; Limitations.

FelCor LP issued the Notes under an Indenture dated as of October 1, 2009 (the “Indenture”), among FelCor LP, FelCor and the Subsidiary Guarantors and U.S. Bank National Association as Trustee (the “Trustee”) and as Collateral Agent (the “Collateral Agent”).  Capitalized terms herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are general secured obligations of FelCor LP.

5.           Redemption.

Except as provided below, FelCor LP may not redeem any of the Notes prior to October 1, 2014.

At any time and from time to time prior to October 1, 2014, FelCor LP and FelCor may, at their option, redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium with respect to the notes plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date. Notice of such redemption must be mailed to holders of the notes called for redemption not less than 15 nor more than 60 days prior to the redemption date.

Notwithstanding the foregoing, at any time, or from time to time, on or prior to October 1, 2012, FelCor LP may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes at a Redemption Price of 110% of the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, thereon, if any, to the Redemption Date; provided that

                (i)at least 65% of the principal amount of the Notes issued under this Indenture remains out-standing immediately after such redemption; and

                (ii)FelCor LP makes such redemption not more than 90 days after the consummation of any such Equity Offering.

Notice of any optional redemption will be mailed at least 15 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its last address as it appears in the Note Register.  Notes in original principal amount greater than $1,000 may be redeemed in part.  On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption, unless FelCor LP defaults in the payment of the amount due upon redemption.

6.           Repurchase upon Change in Control.

Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by FelCor LP in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”).

A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Note Register.  Notes in original denominations larger than $1,000 may be sold to FelCor LP in part.  On and after the Change of Control Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by FelCor LP, unless FelCor LP defaults in the payment of the Change of Control Payment.

7.           Denominations; Transfer; Exchange.
    The Notes are in registered form without coupons in denominations of $1,000 of principal amount at maturity and multiples of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer or exchange of any Notes selected for redemption.  Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

8.           Persons Deemed Owners.

A Holder shall be treated as the owner of a Note for all purposes.

9.           Unclaimed Money.

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to FelCor LP at its request.  After that, Holders entitled to the money must look to FelCor LP for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.           Discharge Prior to Redemption or Maturity.

If FelCor LP deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, FelCor LP will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, FelCor LP will be discharged from certain covenants set forth in the Indenture.

11.           Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Notes or the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then out-standing, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding.  Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

12.           Restrictive Covenants.

The Indenture imposes certain limitations on the ability of FelCor LP, FelCor and their respective Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, use the proceeds from Collateral Asset Sales and Non-Collateral Assets Sales and Events of Loss, engage in transactions with Affiliates or merge, consolidate or transfer substantially all of their assets.  Within 45 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each year), FelCor LP and FelCor must report to the Trustee on compliance with such limitations.

13.           Successor Persons.

When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.           Defaults and Remedies.

The following events constitute “Events of Default” under the Indenture:

(a)           default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(b)           default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(c)           default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of FelCor LP and FelCor or the failure by FelCor LP to make or consummate an Offer to Purchase in accordance with Section 4.10 or Section 4.11 or make or consummate a Change of Control Offer in accordance with Section 4.13;

(d)           FelCor LP or FelCor defaults in the performance of or breaches any other covenant or agreement of FelCor LP or FelCor in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

(e)           there occurs with respect to any issue or issues of Indebtedness of FelCor LP or FelCor or any Significant Subsidiary having an outstanding principal amount of $20 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(f)           any final judgment or order (not covered by insurance) for the payment of money in excess of $20 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance) (i) shall be rendered against FelCor LP or FelCor or any Significant Subsidiary and shall not be paid or discharged, and (ii) there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g)           a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of FelCor LP or FelCor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of FelCor LP or FelCor or any Significant Subsidiary or for all or substantially all of the property and assets of FelCor LP or FelCor or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of FelCor LP or FelCor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(h)           FelCor LP or FelCor or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of FelCor LP or FelCor or Significant Subsidiary or for all or substantially all of the property and assets of FelCor LP or FelCor or any Significant Subsidiary or (iii) effects any general assignment for the benefit of its creditors;

(i)           any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or any Guarantor notifies the Trustee in writing that it denies or disaffirms its obligations under its Note Guarantee; or

(j)           (a) there shall be a default in the performance, or breach, of any covenant or agreement of  FelCor LP, FelCor or any Significant Subsidiary, in any material respect, under any Collateral Document or any management or franchise agreement related thereto and such default or breach shall continue for a period of 45 days after written notice has been given, by certified mail, (1) to FelCor by the Trustee or (2) to FelCor and the Trustee by the holders of at least 25% in aggregate principal amount of the then out-standing notes or (b) any Collateral Document shall for any reason cease to be, or any Collateral Document shall for any reason be asserted in writing by the Issuer or any Guarantor, not to be, in full force and effect and enforceable in accordance with its terms or ceases to give the Holders the first priority Liens purported to be created thereby, except to the extent contemplated by the Indenture and any such Collateral Document.

If an Event of Default (other than an Event of Default described in subparagraphs (g) or (h) above that occurs with respect to FelCor LP or FelCor) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable.  If an Event of Default described in subparagraphs (g) or (h) above occurs with respect to FelCor LP or FelCor, the Notes automatically become due and payable.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.           Trustee Dealings with FelCor LP.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for FelCor LP or its Affiliates and may otherwise deal with FelCor LP or its Affiliates as if it were not the Trustee.

16.           No Recourse Against Others.

No incorporator or any past, present or future limited partner, shareholder, other equity holder, officer, member, director, employee or controlling person as such, of FelCor LP or of any successor Person shall have any liability for any obligations of FelCor LP under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

17.           Authentication.

This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

18.           Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

FelCor LP will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to FelCor Lodging Limited Partnership, 545 East John Carpenter Freeway, Suite 1300, Irving, Texas 75062 or at such other address provided for in the Indenture.

19.           Guarantee.

Repayment of principal and interest on the Notes is guaranteed on a senior basis by the Guarantors pursuant to Article Eleven of the Indenture.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

__________________________________________ (Please print or typewrite name and address including zip code of assignee) the within Note and all rights thereunder, hereby irrevocably constituting _______ ___________________________________ and appointing _______________________ attorney to transfer said Note on the books of FelCor LP with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED

ON ALL NOTES OTHER THAN EXCHANGE NOTES,

PERMANENT OFFSHORE GLOBAL NOTES AND

OFFSHORE PHYSICAL NOTES]

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the shelf registration statement with respect to resales of the Notes is declared effective or (ii) two years after the original issuance of the Notes, the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

[ ]	(a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

[ ]	(b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
NOTICE:  The signature to this assignment must
correspond with the name as written upon the face
of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding FelCor LP as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE:  To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by FelCor LP pursuant to Section 4.10, Section 4.11, Section 4.12 or Section 4.13 of the Indenture, check the Box:

If you wish to have a portion of this Note purchased by FelCor LP pursuant to Section 4.10, Section 4.11, Section 4.12 or Section 4.13 of the Indenture, state the amount (in principal amount at maturity):  $___________________.

Date:  _____________

Your Signature:  ____________________________________________________________________________
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:  ________________________________________________________________________

EXHIBIT B
Form of Certificate

___________, _____

FelCor Lodging Limited Partnership

545 East John Carpenter Freeway

Suite 1300

Irving, Texas  75062

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, Minnesota  55107-2292

Attention:  Corporate Trust Department

Re:	FelCor Lodging Limited Partnership (“FelCor LP”)

10% Senior Secured Notes Due 2014 (the “Notes”)

Dear Sirs:
This letter relates to U.S. $____________ principal amount at maturity of Notes represented by a Note (the “Legended Note”) which bears a legend outlining restrictions upon transfer of such Legended Note.  Pursuant to Section 2.01 of the Indenture (the “Indenture”) dated as of October 1, 2009, relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 903 or Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended.  Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount at maturity of Notes, all in the manner provided for in the Indenture.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Holder]

By: _________________________________________

Authorized Signature

B-1

EXHIBIT C

Form of Certificate to Be

Delivered in Connection with

Transfers to Non-QIB Accredited Investors

_____________, __

FelCor Lodging Limited Partnership

545 East John Carpenter Freeway

Suite 1300

Irving, Texas  75062

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, Minnesota  55107-2292

Attention:  Corporate Trust Department

Re:	FelCor Lodging Limited Partnership (“FelCor LP”)

10% Senior Secured Notes Due 2014 (the “Notes”)

Dear Sirs:
In connection with our proposed purchase of $____________ aggregate principal amount at maturity of the Notes, we confirm that:

1.           We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of October 1, 2009, relating to the Notes (the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.           We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (A) to FelCor LP, FelCor or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter, and, if this letter relates to a proposed transfer in respect of an aggregate principal amount of Notes less than $100,000, an opinion of counsel acceptable to FelCor LP and FelCor that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

3.           We understand that, on any proposed resale of any Notes, we will be  required to furnish to you such certifications, legal opinions and other information as you may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.           We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.           We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By: _________________________________________

Authorized Signature

C-1

EXHIBIT D

Form of Certificate To Be Delivered

in Connection with Transfers

Pursuant to Regulation S

___________, ____

FelCor Lodging Limited Partnership

545 East John Carpenter Freeway

Suite 1300

Irving, Texas  75062

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, Minnesota  55107-2292

Attention:  Corporate Trust Department

Re:	FelCor Lodging Limited Partnership (“FelCor LP”)

10% Senior Secured Notes Due 2014 (the “Notes”)

Dear Sirs:
In connection with our proposed sale of U.S.$________ aggregate principal amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)           the offer of the Notes was not made to a person in the United States;

(2)           at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

(3)           no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By: _________________________________________

Authorized Signature

D-1